CONSULTING AGREEMENT FOR TECHNICAL OR OTHER SERVICES

EFFECTIVE DATE: January 31, 2005

This Consulting Agreement for Technical or Other Services (the “Agreement”) is made by and between JMAR Technologies, Inc., a Delaware corporation (“the Company”), and The LXT Group, a California general partnership (the “Consultant”) as follows:

1. Engagement of Services and compensation. For the period commencing on the Effective Date and continuing until December 31, 2005, the Company hereby engages Consultant to perform at least 1100 hours of services for compensation equal to $110 per hour, for aggregate compensation for services rendered of $121,000. Such compensation shall be paid by the 15th day of each month for hours billed for the agreed-upon tasks finished in the preceding month. The Company intends to assign tasks that can be completed within the month in which they are undertaken. Although the tasks and the number of hours assigned to Consultant may fluctuate from month-to-month, the Company agrees to provide Consultant with agreed-upon assignments totaling a minimum of fifty (50) hours per month. If for whatever reason Company fails to provide Consultant 1100 hours of agreed-upon assignments during the term of this agreement, Company is nonetheless obligated to pay Consultant for 1100 hours of service. Consultant shall keep records of the hours devoted to such services and will provide a summary to the Company at such intervals as the Company may reasonably request, but no more than once in a thirty (30) day period. The initial tasks to be performed by Consultant are described in attached Exhibit A, which is incorporated herein by this reference. The Company and Consultant will, on at least a monthly basis, agree on the tasks and the estimated hours for such tasks and shall describe those tasks and hours on a modified Exhibit A (“Project Assignment(s)”). Subject to the terms of this Agreement, Consultant, through individuals designated by the Company as to specific matters, will work on the tasks set forth in Exhibit A or such other Project Assignment(s) accepted by Consultant within the agreed-upon estimated hours and by the completion dates set forth therein. If it appears that an agreed-upon task will exceed the estimated agreed-upon hours by 25%, Consultant will so advise the Company and the Company can then determine whether Consultant should continue with the task. If the parties agree on another Project Assignment, they shall execute a revised Exhibit A and this Agreement shall be deemed modified to include such Project Assignment. Any services rendered after December 31, 2005 or exceeding 1100 hours shall be compensated separately at the rates agreed upon in writing between the parties, but in all other respects shall be subject to the terms and provisions of this Agreement. If Company requires Consultant to travel in connection with any Project Assignment, Company will pay Consultant for such travel time up to a maximum of eight (8) hours a day.

2. Expenses. Consultant will be reimbursed only for expenses which are expressly provided for in this Agreement or which have been approved in advance orally or in writing by the Company, including travel expenses, provided Consultant has furnished such documentation for authorized expenses as the Company may reasonably request. Consultant shall invoice the Company monthly for expenses and shall provide such reasonable receipts or other documentation of expenses as the Company might request, including copies of time records.

3. Company’s Proprietary Rights.

3.1 During the term of this Agreement, Consultant may receive and otherwise be exposed to information regarding the patents, trade secrets, technology and business of the Company. Consultant therefore agrees that all Proprietary Information (as defined in Section 3.2), whether presently existing or developed in the future, whether or not patentable or registrable under copyright law, shall be the sole property of the Company, and that the Company shall be the sole owner of intellectual property and other rights in connection with such Proprietary Information.

3.2 “Proprietary Information” includes any information created, discovered, developed, or otherwise known to the Company (including without limitation information created, discovered, developed or made known to Consultant or the Company as a result of the provision of Consultant’s services hereunder), and any information assigned or otherwise conveyed to the Company by another entity that has commercial value in the business in which the entity is engaged. “Proprietary Information” shall not, however, include any information in the public domain or known in the trade or industry or known to Consultant before April 16, 2004.

3.3 By way of illustration, but not limitation, Proprietary Information specifically includes inventions, developments, designs, applications, improvements, trade secrets, formulae, ideas, know-how, methods or processes, discoveries, techniques and data developed by Consultant which has arisen from the performance of its services under this Agreement (hereinafter collectively referred to as “Inventions”); information regarding plans for research, development, new products, marketing and selling business plans, budgets and unpublished financial statements, licenses, prices and costs, suppliers and customers; and information regarding the skills and compensation of employees of the Company.

4. Recognition of Company’s Rights; Nondisclosure.

4.1 Consultant agrees not to reproduce Proprietary Information in any format, except as necessary for Consultant’s performance of its services hereunder.

4.2 During the term of this Agreement and after its termination, Consultant will keep in confidence all Proprietary Information and shall not disclose to any third party any Proprietary Information without the prior written consent of the Company. Consultant shall not use any Proprietary Information without the prior written consent of the Company, unless such actions are required in the ordinary course of performing its services for the Company pursuant to this Agreement.

4.3 Consultant agrees not to disclose, without the prior written consent of the Company the terms and conditions under which Consultant will provide services in connection with this Agreement other than to its professional service providers.

5. Nondisclosure of Third-Party Information. Consultant understands that the Company has received, and in the future will receive, information from third parties that is confidential or proprietary (“Third-Party Information”). Consultant recognizes the Company’s duty to maintain the confidentiality of such information. During the term of this Agreement and thereafter, Consultant will hold Third-Party Information in confidence and will not disclose or use Third-Party Information except as permitted by the agreement between the Company and such third party as to which Consultant has been provided written notice, and as necessary for performing its services under this Agreement, unless expressly authorized to act otherwise by a written statement of an officer of the Company.

6. Assignment of Proprietary Rights.

6.1 Consultant agrees to disclose to the Company, and hereby assigns to the Company, Consultant’s entire right, title and interest in and to any and all Inventions which are related to the scientific and other business programs of the Company (and all proprietary rights with respect thereto), including all copyrights, trademarks and other intellectual property rights contained therein, whether or not patentable, which are made, conceived of, or reduced to practice or learned by Consultant, either alone or jointly with others in the course of performing his services hereunder (the “Work Product”). Consultant agrees that all such Work Product is the sole property of the Company unless otherwise agreed.

6.2 This Article 6 shall not apply to Inventions which are not related to or useful in the scientific and other business programs of the Company, or which do not result from the services performed by Consultant.

6.3 Consultant understands that, to the extent this Agreement shall be construed in accordance with the laws of any state which precludes a requirement in an agreement to assign certain classes of inventions made by an individual acting as an Consultant, this Article 6 shall be interpreted not to apply to any invention which a court rules and/or the Company agrees falls within such classes.

7. Enforcement of Proprietary Rights; Appointment as Agent.

7.1 Consultant agrees to assist the Company at the Company’s expense (which may include compensation at the rate set forth in Section 1 above) in obtaining and enforcing United States and foreign patents and other intellectual property rights and protections relating to the Work Product in all countries, including the agreement to execute, verify and deliver such documents and perform such other acts for the Company (including appearing as a witness) which are necessary to apply, obtain, sustain, and enforce such patents and other intellectual property rights and protections on the Work Product. Consultant’s obligation to assist the Company as described in this Article 7 shall continue beyond the termination of this Agreement.

7.2 If the Company is unable, after reasonable effort, to secure Consultant’s signature on any document needed to apply for, prosecute or defend any patent or other intellectual property right or protection relating to Consultant Work Product, Consultant hereby designates and appoints the Company and its duly authorized officers and agents as its agent and attorney in fact to execute, verify and file applications, and to do all other lawfully permitted acts necessary to protect the Company’s intellectual property rights in the Work Product with the same legal force and effect as if executed by Consultant.

8. Obligation to Keep Company Informed. During the term of this Agreement, Consultant shall promptly disclose to the Company any and all Inventions, whether or not patentable, of which Consultant becomes aware in the performance of its services; however, Consultant shall not be obligated to disclose information received by Consultant from others under a contractual obligation of confidentiality.

9. Ownership of Work Product. To preclude any possible uncertainty, Consultant agrees to execute, at the Company’s request and expense, all documents and other instruments necessary to effectuate any assignment of the Work Product pursuant to Section 6 of this Agreement, including without limitation, the copyright assignment set forth as Exhibit B (“Assignment of Copyright”). In the event that Consultant does not, for any reason, execute such documents within a reasonable time of the Company’s request, Consultant hereby irrevocably appoints as Consultant’s attorney-in-fact for the purpose of executing such documents on Consultant’s behalf, which appointment is coupled with an interest.

10. Independent Contractor Relationship. Consultant’s relationship with the Company is that of an independent contractor, and nothing in this Agreement is intended to, or should be construed to, create a partnership, agency, joint venture or employment relationship. Consultant will not be entitled to any of the benefits which the Company may make available to its employees, including, but not limited to, group health or life insurance, profit-sharing or retirement benefits. Consultant is not authorized to make any representation, contract or commitment on behalf of the Company unless specifically requested or authorized in writing to do so by a Company officer. Consultant is solely responsible for, and will file, on a timely basis, all tax returns and payments required to be filed with, or made to, any federal, state or local tax authority with respect to the performance of services and receipt of fees under this Agreement. Consultant is solely responsible for, and must maintain adequate records of, expenses incurred in the course of performing services under this Agreement. No part of Consultant’s compensation will be subject to withholding by the Company for the payment of any social security, federal, state or any other employee payroll taxes. The Company will regularly report amounts paid to Consultant by filing Form 1099-MISC with the Internal Revenue Service as required by law.

11. Confidential Information. Consultant agrees to hold the Company’s Confidential Information in confidence and not to disclose such Confidential Information to any third parties. “Confidential Information” as used in this Agreement shall mean all information disclosed by the Company to Consultant that is not generally known in the Company’s trade or industry and shall include, without limitation, (a) concepts and ideas relating to the development and distribution of content in any medium or to the products or services of the Company or its subsidiaries or affiliates; (b) trade secrets, drawings, inventions, know-how, software programs, and software source documents; (c) information regarding plans for research, development, new service offerings or products, marketing and selling, business plans, business forecasts, budgets and unpublished financial statements, licenses and distribution arrangements, prices and costs, suppliers and customers; (d) existence of any business discussions, negotiations or agreements between the parties; and (e) any information regarding the skills and compensation of employees, contractors or other agents of the Company or its subsidiaries or affiliates. Confidential Information also includes proprietary or confidential information of any third party who may disclose such information to the Company or Consultant in the course of the Company’s business. Consultant’s obligations set forth in this Section 11 shall not apply with respect to any portion of the Confidential Information that Consultant can document by competent proof that such portion: (a) was in the public domain at the time it was communicated to Consultant by the Company; (b) entered the public domain through no fault of Consultant; (c) was in Consultant’s possession free of any obligation of confidence at the time it was communicated to Consultant by the Company; (d) was rightfully communicated to Consultant free of any obligation of confidence subsequent to the time it was communicated to Consultant by the Company; (e) was independently developed by employees, partners or agents of Consultant; or (f) was communicated by the Company to an unaffiliated third party free of any obligation of confidence. In addition, Consultant may disclose the Company’s Confidential Information in response to a valid order by a court or other governmental body, as otherwise required by law. All Confidential Information furnished to Consultant by the Company is the sole and exclusive property of the Company. Upon request by the Company, Consultant agrees to promptly deliver to the Company the original and any copies of the such Confidential Information.

12. Successors and Assigns. Consultant may not subcontract or otherwise delegate its obligations under this Agreement without the Company’s prior written consent. Subject to the foregoing, this Agreement will be for the benefit of the Company’s successors and assigns, and will be binding on Consultant’s assignees. Despite any other provision of this Agreement to the contrary, Consultant may assign this Agreement and delegate its duties hereunder to any corporation or limited liability company controlled by Greg Quist and David Drake

13. Notices. Any notice required or permitted by this Agreement shall be in writing and shall be delivered as follows with notice deemed given as indicated: (i) by personal delivery when delivered personally; (ii) by overnight courier upon written verification of receipt; (iii) by telecopy or facsimile transmission upon acknowledgment of receipt of electronic transmission; or (iv) by certified or registered mail, return receipt requested, upon verification of receipt. Notice shall be sent to the addresses set forth below or such other address as either party may specify in writing.

14. Governing Law. This Agreement shall be governed in all respects by the laws of the United States of America and by the laws of the State of California, as such laws are applied to agreements entered into and to be performed entirely within California between California residents.

15. Severability. Should any provisions of this Agreement be held by a court of law to be illegal, invalid or unenforceable, the legality, validity and enforceability of the remaining provisions of this Agreement shall not be affected or impaired thereby.

16. Waiver. The waiver by the Company of a breach of any provision of this Agreement by Consultant shall not operate or be construed as a waiver of any other or subsequent breach by Consultant.

17. Injunctive Relief for Breach. Consultant’s and Company’s obligations under this Agreement are of a unique character that gives them particular value; breach of any of such obligations will result in irreparable and continuing damage to the Company or Consultant for which there will be no adequate remedy at law; and, in the event of such breach, the Company or Consultant will be entitled to seek injunctive relief and/or a decree for specific performance, and such other and further relief as may be proper (including monetary damages if appropriate).

18. Entire Agreement. This Agreement constitutes the entire agreement between the parties relating to this subject matter and supersedes all prior or contemporaneous oral or written agreements concerning such subject matter. The terms of this Agreement will govern all services undertaken by Consultant for the Company; provided, however, that in the event of any conflict between the terms of this Agreement and any Project Assignment, the terms of the applicable Project Assignment will control. This Agreement may only be changed by mutual agreement of authorized representatives of the parties in writing.

In Witness Whereof, the parties have executed this Agreement as of the Effective Date.

“Company”	“Consultant”

JMAR Technologies, INC.	The LXT Group

By: /s/ RONALD A. WALROD	By: /s/ GREG QUIST

Name: Ronald A. Walrod	Name: Greg Quist, general partner

Title: Chief Executive Officer Escondido, California 92029	2166 Weiss Way

5800 Armada Drive Carlsbad, California 92064	By: /s/ DAVID DRAKE

Name: David Drake, general partner

325	Rock Ridge Place

Escondido, California 92029

Exhibit A

DESCRIPTION OF SERVICES/PROJECT ASSIGNMENT
UNDER CONSULTING AGREEMENT FOR TECHNICAL AND OTHER SERVICES

Dated: January ___, 2005

description of services/project:

Schedule of Work:

In Witness Whereof, the parties have executed this Exhibit A to Consulting Agreement for Technical or Other Services as of the date first written above.

“Company”	“Consultant”

JMAR Technologies, INC.	The LXT Group

By: By:

Name:	Name: Greg Quist, general partner

Title:

By:

Name: David Drake, general partner

Exhibit B

ASSIGNMENT OF COPYRIGHT

For good and valuable consideration which has been received, the undersigned sells, assigns and transfers to the Company and its successors and assigns, the copyright in and to the following work, which was created by the following indicated author(s):

Title:

Author(s):

Copyright Office Identification No. (if any):

and all of the right, title and interest of the undersigned, vested and contingent, therein and thereto.

Executed this      day of      , 2005.

Signature:

Printed Name: